As filed with the Securities and Exchange Commission on May 7, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933

                             Universal Heights, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                       65-0231984
     -------------------------------                        ------------------
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.)

                              2875 N.E. 191 Street
                                   Suite 400A
                              Miami, Florida 33180
                  ---------------------------------------------
               (Address of principal executive offices) (zip code)


                Options to Purchase 43,000 Shares of Common Stock
                -------------------------------------------------
                              (Full title of plan)

                                Bradley I. Meier
                             Universal Heights, Inc.
                        2875 N.E. 191 Street, Suite 400A
                              Miami, Florida 33180
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (305) 792-4200
                     ---------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Sidney R. Smith, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036



                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                    Proposed          Proposed
                                                    maximum           maximum                Amount of
Title of securities          Amount to              offering price    aggregate offering     registration
to be registered             be registered          per share         price                  fee
-----------------------------------------------------------------------------------------------------------------
Common stock, par value      43,000 shares          $3.50(2)          $150,500(2)            $41.84
$.01 per share(1)
-----------------------------------------------------------------------------------------------------------------
Total                        43,000 shares          $3.50(2)          $150,500(2)            $41.84

=================================================================================================================

--------------------

(1) Represents 43,000 shares of Common Stock issuable in the aggregate upon exercise of options granted to John D. Walker and Larry Martin ("Options"). The exercise price of the Options is $3.50 per share.

(2) As the purchase price of the shares granted under the Options has already been determined, the maximum offering price per share and the maximum aggregate offering price are calculated based on the purchase price of the shares in accordance with Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Universal Heights, Inc. ("Company") are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since December 31, 1998; and

         (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A (Registration No. 0-20848), filed with the Securities and Exchange Commission ("SEC") on November 13, 1992, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the SEC pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Options that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

ITEM 4.         DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended ("DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchases and redemptions) or
(iv) for any transaction from which the director derived an improper personal benefit. Article Seven of the Company's Amended and Restated Certificate of
Incorporation ("Certificate") contains a provision that so eliminates the personal liability of the Company's directors.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.          EXHIBITS.

         The  following  are  filed  herewith  as  part  of  this   Registration
Statement:

         Exhibit No.       Exhibit
         -----------       -------

         5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

         23.1              Consent of Millward & Co. CPAs

         23.2              Consent of Deloitte & Touche LLP

         23.3 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

         24                Power of Attorney (see page 7)

Item 9.         Undertakings.

         (a)              The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)   To include any  prospectus  required  by     section
                  10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 31st day of March, 1999.

                                            UNIVERSAL HEIGHTS, INC.



                                    By:     /s/ Bradley I. Meier
                                         --------------------------
                                            Bradley I. Meier
                                            President


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley I. Meier his attorney-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                              Date
---------                     -----                              ----

/s/ Bradley I. Meir
---------------------         President                     March 31, 1999
Bradley I. Meier

/s/ James M. Lynch
---------------------         Chief Financial Officer       March 31, 1999
James M. Lynch

/s/ Norman M. Meier
---------------------         Director                      March 31, 1999
Norman M. Meier

/s/ Joel M. Wilentz
---------------------         Director                      March 31, 1999
Joel M. Wilentz

Signature                     Title                              Date
---------                     -----                              ----

/s/ Irwin I. Kellner
---------------------        Director                       March 31, 1999
Irwin I. Kellner

/s/ Reed J. Slogoff
---------------------        Director                       March 31, 1999
Reed J. Slogoff

                                  EXHIBIT INDEX

         The following  exhibits are filed herewith as part of this Registration
Statement:

Exhibit No.          Description
-----------          -----------

 5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

23.1                 Consent of Millward & Co. CPAs

23.2                 Consent of Deloitte & Touche LLP

23.3 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

24                   Power of Attorney (see page 7)